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                                                                 EXHIBIT 11.01


               MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIAIRES

                         COMPUTATION OF PRO FORMA AND
                            SUPPLEMENTAL PRO FORMA
                          NET INCOME PER COMMON SHARE
                 (amounts in thousands, except per share data)


                                                                      For the
                                                                        Year
                                                                    Ended August
                                                                      31, 1996
                                                                    ------------

PRO FORMA NET INCOME PER SHARE:
------------------------------
Calculation of Pro Forma Net Income:
Income before provision for income taxes                              $34,034
Pro forma provision for income taxes                                   13,443
                                                                      -------
Pro forma net income                                                  $20,591
                                                                      -------

Calculation of Pro Forma Weighted Average Number of Common
  Shares Outstanding:
Weighted average number of common shares outstanding--
  --Class A and Class B Common Stock                                   29,277
Restricted shares issued--Class A Common Stock                            157
Shares issued for acquisitions--Class A Common Stock                      105
Pro forma weighted average additional shares outstanding--
  Final S Corporation Distribution                                        994
Weighted average common stock equivalent options outstanding              168
                                                                      -------
Pro forma weighted average number of common shares outstanding         30,696
                                                                      -------

Calculation of Pro Forma Net Income Per Common Share:
Pro forma net income                                                  $20,591
Pro forma weighted average number of common shares outstanding         30,696
                                                                      -------
Pro forma net income per common share                                 $  0.67
                                                                      =======

SUPPLEMENTAL NET INCOME PER SHARE:
---------------------------------
Calculation of Supplemental Net Income:
Pro forma net income                                                  $20,591
Pro forma impact of use of proceeds on interest expense,

  net of pro forma provision for income taxes                             877
                                                                      -------
Supplemental pro forma net income                                     $21,468
                                                                      -------

Calculation of Supplemental Pro Forma Weighted Average
  Number of Shares Outstanding:
Debt repaid by offering proceeds                                      $40,000
Proceeds per share in secondary offering                               33.875
                                                                      -------
Additional shares assumed outstanding                                   1,181
Pro forma weighted average number of common shares outstanding         30,696
                                                                      -------
Supplemental pro forma weighted average number of common
  shares outstanding                                                   31,877
                                                                      -------

Calculation of Supplemental Pro Forma Net Income Per Common Share:
Supplemental pro forma net income                                     $21,468
Supplemental pro forma weighted average number of common
  shares outstanding                                                   31,877
                                                                      -------
Supplemental pro forma net income per common share                    $  0.67
                                                                      =======